Exhibit 99.02

Glu Reports Fourth Quarter and Year End 2009 Financial Results

SAN MATEO, Calif.--(BUSINESS WIRE)--February 10, 2010--Glu Mobile Inc. (NASDAQ:GLUU), a leading global publisher of mobile games, today announced financial results for its fourth quarter and year ended December 31, 2009.

For the quarter ended December 31, 2009, Glu reported revenues of $19.1 million compared to $21.6 million in the fourth quarter of 2008. GAAP loss from operations and net loss were $(6.7) million and $(6.9) million, respectively, compared to GAAP loss from operations and net loss of $(36.3) million and $(37.2) million, respectively, in the fourth quarter of 2008. GAAP loss per basic share was $(0.23) for the quarter ended December 31, 2009, compared with a GAAP loss per basic share of $(1.26) in the same period last year. GAAP net loss for the fourth quarter of 2009 included $5.5 million of non-cash royalty impairments and $444,000 in restructuring charges.

For the quarter ended December 31, 2009, non-GAAP loss from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, transitional expenses, goodwill impairments, restructuring charges and MIG earnout expenses, was $(4.1) million, compared to a loss of $(3.4) million in the same period last year. Non-GAAP net loss, which excludes foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities, was $(4.0) million for the quarter ended December 31, 2009, compared to a non-GAAP net loss of $(4.3) million in the same period last year. Non-GAAP basic loss per share was $(0.13) for the quarter ended December 31, 2009, compared to a non-GAAP basic loss per share of $(0.14) in the same period last year. Excluding the non-cash royalty impairment of $5.5 million, non-GAAP operating income for the quarter ended December 31, 2009 would have been $1.4 million compared to non-GAAP operating income of $0.8 million in the same period last year, excluding non-cash royalty impairments of $4.2 million.

The company achieved positive cash flows from operations for the third consecutive quarter, generating $195,000 in cash from operations during the fourth quarter of 2009.

“Our fourth quarter results highlight Glu’s progress and challenges as the industry transitions to smartphones. We have already begun reallocating resources with a target of doubling our smartphone studio capacity this year. We are aggressively focused on building upon our current momentum and growing smartphone revenues, as well as creating social, persistent-gaming experiences which capture consumers’ imaginations,” said Niccolo de Masi, chief executive officer of Glu. “In addition, we will be scaling back unprofitable activities as we sharpen our strategic focus and seek to ensure there are no further cash concerns for our business.”

De Masi concluded, “I am committed to being cash flow neutral from operations during 2010. While our transition will take time, I believe that Glu has the studio talent, scale and infrastructure to compete in the accelerating smartphone gaming market.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For the full year ended December 31, 2009, Glu reported revenues of $79.3 million compared to $89.8 million during 2008. GAAP loss from operations and net loss were $(14.9) million and $(18.2) million, respectively, compared to GAAP loss from operations and net loss of $(102.2) million and $(106.7) million, respectively, in 2008. GAAP loss per basic share was $(0.61) for the year ended December 31, 2009, compared with a GAAP loss per basic share of $(3.63) in the same period last year.

Non-GAAP loss from operations for the year ended December 31, 2009 was $(1.9) million, compared to a loss of $(3.8) million in the same period last year. Non-GAAP net loss for the year ended December 31, 2009 was $(5.2) million, compared to a non-GAAP net loss of $(6.0) million in the same period last year. Non-GAAP basic loss per share was $(0.18) for the year ended December 31, 2009, compared to a non-GAAP basic loss per share of $(0.20) in the same period last year.

The company ended 2009 with a cash and cash equivalents balance of $10.5 million, and had $4.7 million outstanding on its line of credit. During 2009, the company achieved positive cash flows from operations of $1.1 million and successfully fulfilled its fiscal 2009 obligations with respect to the promissory notes issued to the former shareholders of MIG.

“Our ability to achieve positive cash flows from operations during a challenging fourth quarter further highlights the company’s financial flexibility. We will continue to control costs during 2010 as Glu reallocates resources to focus on growth areas of the business,” said Eric R. Ludwig, Glu’s chief financial officer.”

Business Outlook

The following forward-looking statements reflect expectations as of February 10, 2010. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s mobile products; consumer demand for mobile handsets, including the next-generation platforms; carriers' and distributors' marketing to consumers, including premium deck placement; continued uncertainty in the global economic environment; carriers' and other distributors’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

First Quarter Expectations – Quarter Ending March 31, 2010:

  GAAP revenue is expected to be between $15.0 million and $15.5 million.
  GAAP net loss is expected to be between $(5.4) million and $(5.8) million, or a net loss of between $(0.18) and $(0.19) per basic share.
  Non-GAAP operating loss is expected to be between $(2.0) million and $(2.4) million. Non-GAAP net loss is expected to be between $(3.1) million and $(3.4) million, or a net loss of $(0.10) to $(0.11) per basic share, which excludes $1.3 million for amortization of intangibles, approximately $600,000 of anticipated stock-based compensation expense and approximately $475,000 of anticipated restructuring charges.
  Our income tax expense in the first quarter of 2010 is expected to be approximately $787,000.
  Weighted average common shares outstanding for the first quarter of 2010 are expected to be approximately 30.6 million basic and 30.9 million diluted.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (877) 311-0653, or if outside the U.S., (702) 928-6877, with conference ID # 53117902, to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available at http://www.glu.com/investors under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. Pacific Time, February 10, 2010, and 8:59 p.m. Pacific Time, February 17, 2010, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 53117902.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP operating income/(loss), non-GAAP net income/(loss) and non-GAAP basic and diluted net income/(loss) per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Acquired in-process research and development;
  Amortization of intangible assets;
  Stock-based compensation expense;
  Gain/impairment of auction-rate securities;
  Restructuring charges;
  MIG earnout expenses;
  Transitional expenses;
  Impairment of goodwill; and
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("First Quarter Expectations – Quarter Ending March 31, 2010"); our ability to reallocate resources in order to meet our target of at least doubling our smartphone studio capacity and grow revenues from this segment; our ability to create social, persistent-gaming experiences which capture consumers’ imaginations; our intention to scale back unprofitable operations as we sharpen our strategic focus and seek to ensure there are no further cash concerns for our business; our ability to be cash flow neutral from operations during 2010; and our ability to continue to control costs during 2010 as we reallocate resources to focus on growth areas of the business. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that growth of next-generation handsets and advanced networks does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that our expense control initiatives will be insufficient to enable us to be cash flow neutral from operations during 2010 or to profitably compete in the market; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploiting next-generation platforms and social networking platforms while continuing to address our traditional carrier-based business, and that, even if we do execute our business strategy, we may not derive the revenues that we expect; the risk that we may fall out of compliance with the financial and other covenants in our credit facility; the risk that we may lose a key intellectual property license or key carrier distribution agreement; the risk that our development expenses for games for next-generation handsets and social networking platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original intellectual property titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games and social network gaming markets are smaller than anticipated; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on November 9, 2009 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Beat It!, Bonsai Blast, Brain Genius, Glyder, Stranded, Super K.O. Boxing! and titles based on major brands from partners including Activision, Atari, Fox Mobile Entertainment, Harrah's, Hasbro, Konami, Microsoft, PlayFirst, PopCap Games, SEGA, Sony and Warner Bros. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in Brazil, Canada, Chile, China, England, France, Germany, Italy, Poland, Russia and Spain. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com.

BONSAI BLAST, BRAIN GENIUS, GLU, GLU MOBILE, STRANDED, SUPER K.O. BOXING! and the 'g' character logo are trademarks of Glu Mobile Inc.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$10,510	$19,166
Accounts receivable, net	16,030	19,826
Prepaid royalties	6,738	15,298
Prepaid expenses and other current assets	2,472	2,704
Total current assets	35,750	56,994

Property and equipment, net	3,344	4,861
Prepaid royalties	96	4,349
Other long-term assets	833	930
Intangible assets, net	13,059	20,320
Goodwill	4,608	4,622
Total assets	57,690	92,076

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,398	$6,569
Accrued liabilities	817	686
Accrued compensation	1,829	2,184
Accrued royalties	12,604	18,193
Accrued restructuring	1,406	1,000
Deferred revenues	914	727
Current portion of long-term debt	16,379	14,000
Total current liabilities	38,347	43,359
Other long-term liabilities	7,616	11,798
Long-term debt, less current portion	-	10,125
Total liabilities	45,963	65,282

Common stock	3	3
Additional paid-in capital	188,078	184,757
Deferred stock-based compensation	-	(11)
Accumulated other comprehensive income	931	1,170
Accumulated deficit	(177,285)	(159,125)
Stockholders' equity	11,727	26,794
Total liabilities and stockholders' equity	$57,690	$92,076

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Revenues	$19,052	$21,577	$79,344	$89,767

Cost of revenues:
Royalties	5,047	5,920	21,829	22,562
Impairment of prepaid royalties and guarantees	5,489	4,158	6,591	6,313
Amortization of intangible assets	1,412	3,220	7,092	11,309
Total cost of revenues	11,948	13,298	35,512	40,184
Gross profit	7,104	8,279	43,832	49,583

Operating expenses:
Research and development	6,268	7,536	25,975	32,140
Sales and marketing	3,188	8,239	14,402	26,066
General and administrative	3,895	4,395	16,271	20,971
Amortization of intangible assets	55	57	215	261
Restructuring charge	444	1,458	1,876	1,744
Acquired in-process research and development	-	-	-	1,110
Impairment of goodwill	-	22,880	-	69,498
Total operating expenses	13,850	44,565	58,739	151,790

Loss from operations	(6,746)	(36,286)	(14,907)	(102,207)

Interest and other income/(expense), net:
Interest income	7	77	94	919
Interest expense	(268)	(27)	(1,276)	(78)
Other income/(expense), net	(216)	(25)	55	(2,200)
Interest and other income/(expense), net	(477)	25	(1,127)	(1,359)

Loss before income taxes	(7,223)	(36,261)	(16,034)	(103,566)
Income tax provision	346	(961)	(2,126)	(3,126)
Net loss	$(6,877)	$(37,222)	$(18,160)	$(106,692)

Net loss per share - basic and diluted	$(0.23)	$(1.26)	$(0.61)	$(3.63)

Weighted average common shares outstanding - basic and diluted	30,329	29,583	29,853	29,379

Stock-based compensation expense included in:
Research and development	$170	$203	$716	$714
Sales and marketing	84	1,271	$564	5,174
General and administrative	470	381	$1,646	2,097
Total stock-based compensation expense	$724	$1,855	$2,926	$7,985

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	December 31, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,412	(1,412)		-
Total cost of revenues	11,948	(1,412)		10,536
Gross profit	7,104	1,412		8,516

Research and development	6,268	(170)	a	6,098
Sales and marketing	3,188	(84)	a	3,104
General and administrative	3,895	(470)	a	3,425
Amortization of intangible assets	55	(55)		-
Restructuring charge	444	(444)		-
Total operating expenses	13,850	(1,223)		12,627

Loss from operations	(6,746)	2,635		(4,111)

Interest and other expense, net	(477)	216	b	(261)
Loss before income taxes	(7,223)	2,851		(4,372)

Net loss	(6,877)	2,851		(4,026)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(0.23)			$(0.13)
Non-GAAP net loss per share - diluted	$(0.23)			$(0.13)
Shares used in computing basic net loss per share	30,329			30,329
Shares used in computing diluted net loss per share	30,329			30,329

a - Excluded amount represents stock-based compensation expense of $724
b - Excluded amount represents foreign currency exchange loss

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	December 31, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	3,220	(3,220)		-
Total cost of revenues	13,298	(3,220)		10,078
Gross profit	8,279	3,220		11,499

Research and development	7,536	(203)	a	7,333
Sales and marketing	8,239	(4,680)	a	3,559
General and administrative	4,395	(429)	a	3,966
Amortization of intangible assets	57	(57)		-
Restructuring charge	1,458	(1,458)		-
Impairment of goodwill	22,880	(22,880)		-
Total operating expenses	44,565	(29,707)		14,858

Loss from operations	(36,286)	32,927		(3,359)

Interest and other income/(expense), net	25	26	b	51
Loss before income taxes	(36,261)	32,953		(3,308)

Net loss	(37,222)	32,953		(4,269)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(1.26)			$(0.14)
Non-GAAP net loss per share - diluted	$(1.26)			$(0.14)
Shares used in computing basic net loss per share	29,583			29,583
Shares used in computing diluted net loss per share	29,583			29,583

a - Excluded amount represents stock-based compensation expense of $1,855, Superscape and MIG transitional expenses of $48 and MIG earnout expenses of $3,409
b - Excluded amount represents gain on auction-rate securities of $1,958 and foreign currency exchange loss of $1,984

Glu Mobile Inc.	Year Ended
GAAP to Non-GAAP Reconciliation	December 31, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	7,092	(7,092)		-
Total cost of revenues	35,512	(7,092)		28,420
Gross profit	43,832	7,092		50,924

Research and development	25,975	(716)	a	25,259
Sales and marketing	14,402	(1,439)	a	12,963
General and administrative	16,271	(1,646)	a	14,625
Amortization of intangible assets	215	(215)		-
Restructuring charge	1,876	(1,876)		-
Total operating expenses	58,739	(5,892)		52,847

Loss from operations	(14,907)	12,984		(1,923)

Interest and other expense, net	(1,127)	(55)	b	(1,182)
Loss before income taxes	(16,034)	12,929		(3,105)

Net loss	(18,160)	12,929		(5,231)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(0.61)			$(0.18)
Non-GAAP net loss per share - diluted	$(0.61)			$(0.18)
Shares used in computing basic net loss per share	29,853			29,853
Shares used in computing diluted net loss per share	29,853			29,853

a - Excluded amount represents stock-based compensation expense of $2,926 and MIG earnout expense of $875
b - Excluded amount represents foreign currency exchange gains

Glu Mobile Inc.	Year Ended
GAAP to Non-GAAP Reconciliation	December 31, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	11,309	(11,309)		-
Total cost of revenues	40,184	(11,309)		28,875
Gross profit	49,583	11,309		60,892

Research and development	32,140	(1,134)	a	31,006
Sales and marketing	26,066	(10,508)	a	15,558
General and administrative	20,971	(2,879)	a	18,092
Amortization of intangible assets	261	(261)		-
Restructuring charge	1,744	(1,744)		-
Acquired in-process research and development	1,110	(1,110)		-
Impairment of goodwill	69,498	(69,498)		-
Total operating expenses	151,790	(87,134)		64,656

Loss from operations	(102,207)	98,443		(3,764)

Interest and other income/(expense), net	(1,359)	2,227	b	868
Loss before income taxes	(103,566)	100,670		(2,896)

Net loss	(106,692)	100,670		(6,022)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(3.63)			$(0.20)
Non-GAAP net loss per share - diluted	$(3.63)			$(0.20)
Shares used in computing basic net loss per share	29,379			29,379
Shares used in computing diluted net loss per share	29,379			29,379

a - Excluded amount represents stock-based compensation expense of $7,985, Superscape and MIG transitional expenses of $1,263 and MIG earnout expenses of $5,273
b - Excluded amount represents gain on auction-rate securities of $806 and foreign currency exchange loss of $3,033

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired In-Process Research and Development. Glu recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expenses, in connection with its acquisition of Superscape. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that the acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D is non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted ASC 718, "Compensation – Stock Compensation" beginning in its fiscal year ended December 31, 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of ASC 718 beginning with its fiscal year ended December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain/Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its auction-rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS previously held by the company were private placement securities with long-term nominal maturities for which the interest rates were reset through a Dutch auction each month. The monthly auctions historically provided a liquid market for these securities. The company's previous investments in ARS represented interests in collateralized debt obligations supported by pools of residential and commercial mortgages or credit cards, insurance securitizations and other structured credits, including corporate bonds. Upon full redemption of the ARS by the sponsoring broker, Glu reversed all previously recorded impairments.

Glu believes that the impairment/gain of these investments does not reflect the company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring Charges. Glu undertook restructuring activities in 2008 to (1) relocate its operations in France from Nice to Paris and to terminate certain employees located in Glu's Hong Kong office and (2) terminate certain employees and exit a portion of the company’s corporate offices. The resulting restructuring charges principally consisted of costs associated with employee termination benefits, depreciation (a non-cash charge) and remaining lease payment obligations. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. In 2009, Glu recorded (1) a non-cash restructuring charge due to a change in the sublease probability assumptions for the portion of the company’s corporate headquarters that were vacated in 2008 and the costs to exit a portion of the company’s EMEA headquarters, (2) a restructuring charge related to termination benefits to be paid pursuant to the transition agreement with the former CEO and (3) cash restructuring charges due to termination of certain employees in Glu’s US and EMEA offices. Glu believes that these restructuring charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG Earnout Expenses. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who were also MIG shareholders. Glu initially recorded the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009, and has excluded from its non-GAAP financial measures the impact of the non-equity component of the additional consideration. In the quarter ended December 31, 2008, Glu restructured these payments into debt obligations that become due at various times through December 31, 2010. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu's operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Impairment of Goodwill. In accordance with ASC 350 "Intangibles – Goodwill and Other" Glu performs its annual goodwill impairment test as of September 30. Glu recorded a goodwill impairment charge in the third and fourth quarter of 2008 as the fair values of two of its three reporting units were determined to be below the carrying values of their respective goodwill balances. As these impairment are non-recurring, Glu believes they do not reflect Glu's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments, enabling them to compare Glu's core operating results in different periods without this variability.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these losses in the quarter ended December 31, 2008 and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare the company's core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2008 and 2009 were as follows (in thousands):

March 31, 2008	$318
June 30, 2008	(66)
September 30, 2008	(1,301)
December 31, 2008	(1,984)
FY2008	$(3,033)

March 31, 2009	$(461)
June 30, 2009	760
September 30, 2009	(28)
December 31, 2009	(216)
FY2009 (YTD)	$55

CONTACT:
Media:
Dig Communications
Rick Loughery, 415-233-4935
Mobile: 415-377-1586
rloughery@digcommunications.com
or
Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com